UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Aberdeen Asia-Pacific Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

1900 Market Street, Suite 200, Philadelphia, PA 19103

May 28, 2020

RE: Adjourned Special Meeting of Stockholders

Dear Stockholder:

We are almost there, but we need your help.

Aberdeen Asia-Pacific Income Fund, Inc. recently held its special meeting of stockholders (the “Special Meeting”) on Wednesday, May 27, 2020. The proposals that were considered at the Special Meeting, to amend several of the Fund’s fundamental investment policies and to convert many of the Fund’s investment policies that are fundamental investment policies to non-fundamental investment policies, are described in detail in the definitive proxy statement of Aberdeen Asia-Pacific Income Fund, Inc. for the Special Meeting mailed to stockholders (the “Proxy”).

The Special Meeting has been adjourned until Wednesday, June 10, 2020 to afford additional time to solicit stockholder votes in order to achieve quorum to hold the Meeting.

Our records indicate that Aberdeen Asia-Pacific Income Fund, in which you are invested, has yet to receive sufficient voting participation to hold the Meeting. We apologize for the continued follow-up regarding this matter.  However, it is critical that we receive your proxy vote by June 10, 2020.  Please help us to avoid further delay and cost by taking a moment to cast your vote today.

We value your time and have set up convenient voting options.  After careful consideration, the Board of Directors unanimously recommends that stockholders vote “FOR” all proposals listed in both the Proxy and on the enclosed copy of your proxy card(s).   Thank you in advance to your attention to this important matter.

Sincerely,

Christian Pittard

President of the Fund

Voting is easy. Please take a moment now to cast your vote using one of the voting options listed below:

1. Vote by Phone. Simply dial the toll-free number located on the enclosed proxy card. Please have the proxy card available at the time of the call.

2. Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

3. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

NOBO/OBO-14207